Consent of Accountant

Recipes Direct, Inc.

13771 Danielson Street, Suite #E Poway, California 92064

RE: Form SB-2 of Recipes Direct, Inc. filed with the Securities and Exchange Commission on or about August 8, 2000 (“Form SB-2”).

Gentlemen,

     The undersigned hereby consents to the use of its name in the Form SB-2 under the Heading “financial statements”.

Sincerely,

Cole Honeck

Cordovano & Harvey, P.C. 201 Steele Street, Suite #300 Denver, CO 80206 Independent Auditors